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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.


                          SCHEDULE 14A INFORMATION


        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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     Rule14a-6(e)(2))
[ ]  Definitive Proxy Statement
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[X]  Soliciting Material Pursuant to Rule 14a-12


                         BURLINGTON RESOURCES INC.
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              (Name of Registrant as Specified in its Charter)


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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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     (1)  Title of each class of securities to which transaction applies:

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          pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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On December 13, 2005, Burlington Resources Inc. gave a webcast presentation at a meeting for all of its employees. The following is a transcript of that presentation.

                          RANDY LIMBACHER REMARKS
                             ALL-EMPLOYEE WEBEX
                               DEC. 13, 2005


Good morning. This is Randy Limbacher, BR's EVP and COO. I trust all of you saw last night's announcement that our Board approved a combination with ConocoPhillips for about $92 per share.

Clearly this is a watershed day for our company and you, the employees who made BR so successful through the years.

Hopefully you all heard the Webcast by Jim Mulva and Bobby Shackouls that took place a couple hours ago from New York. If you didn't hear it, it is available from the COP website and will be loaded up on our Web site later this afternoon.

During that webcast, Bobby and Jim discussed the many merits of this transaction to combine BR with COP.

Before I begin, I want to take a moment to assure you that I understand what an anxious time it must be for all of you. These kinds of events, while common in our industry, are never easy and I am not going to run from that fact. In situations like this, it is important to realize that people process these events in different ways - some of you might be pleased and excited, some of you might be angry or surprised, some of you are no doubt disappointed. The bottom line is that we all want to know how this affects us. Today, I don't have a lot of answers to those questions, but I you have my promise that it is the top thing on my mind as I proceed from here. As the announcement indicated, we have an integration team in place and "people" will be a top priority. This Webcast is just a first step in what will be an ongoing communication program throughout the integration process.

What I will try to do this morning is give you give you some more color on the transaction and begin addressing some of what happens from here. As I go through my remarks I think you will see that COP is a very solid, strong company and why all of us should try to keep a positive outlook on the future.

Let me start with the details of the deal.


As you all know from the press release and Bobby's message, ConocoPhillips will pay $92 per share based on their closing price last Friday, in a combination of cash and their stock. That's makes this deal worth about $35.6 billion.

For each share you own, you'll receive:

     o    $46.50 in cash

     o    And 0.72 shares of ConocoPhillips stock.

The dollar value of the transaction per share will vary on a daily basis until closing, as ConocoPhillips shares rise and fall with the market.

While this leaves some uncertainty, it also exposes BR shareholders to some upside potential, especially in the long run, in my view.

It's significant to note that ConocoPhillips has one of the lower share-price multiples among their peers, so you could argue that they are undervalued right now - just as we were a few years back.

The milestones leading to closing include receiving approval from our shareholders during the first quarter of 2006, and regulatory approvals during the year's first half.

Which gives us a potential closing date of presumably late in the first half of 2006/

You might ask, why ConocoPhillips?

If you've visited their website, you've already seen that they offer some real positives.

They have NA assets that complement our NA gas position. In fact, on a combined basis the company will be the largest NA gas producer.

They have exposure to the long-term LNG and Arctic gas businesses, areas that were not part of our core expertise, but ones that are complementary to our NA gas strategy.

They get to utilize our unique Basin Excellence model to optimize their NA asset base, and, they have great international growth opportunities in Venezuela, Russia, North Africa, and SE Asia - these are positions that likely would not have been feasible for BR alone.

Together, the two companies will have much greater capabilities in the E&P business, in the international sector, and in North American gas.

The new entity will have significant free cash flow.

And it will have access to leading-edge technical capabilities and synergies.

But importantly, the combination balances the mix for each company between NA and international assets.

Taking a closer look at the core North American positions of the two companies, you find this concentration of properties through the key Gulf Coast, West Texas, Rocky Mountains and Arctic axis.

Our properties fit together nicely, with good geographic concentration.

We're both in Western Canada, the Wind River, San Juan, Anadarko and Permian basins, East Texas and Louisiana.

From BR's perspective, the combination of the two companies will provide our shareholders as well as employees with -

     o    An attractive premium for the stock

     o    An expanded position globally

     o Better longer term growth options, especially in the 10-15 year time frame, a window that BR could not necessarily provide from our existing assets

     o Greater technological sophistication by combining our capabilities on a larger portfolio,

     o And the company will enjoy the leading natural gas position in North America.

I've mentioned greater international and LNG exposure. This map shows the scale of the combined portfolio, along with the variety of opportunities available.

The gold stars represent BR's positions.

The red stars show ConocoPhillips LNG liquefaction facilities in Alaska and Australia.

The yellow stars show their LNG regasification opportunities in more than a half-dozen nations, including the U.S.

The two green stars show their North Slope and Mackenzie Delta assets, which are prime candidates for connection to pending long-distance pipelines to the U.S.

And the four purple circles show their existing pipeline gas opportunities.

Overall, there's an international scale and scope here that BR would have had difficulty assembling given the competitive nature of that arena.

Here's another look at the scale of the combined company, this time in North American natural gas reserves and production.

In reserves, we ranked 6th, and they were 5th. Together we're now first.

In production, we were 10th, and they were 6th. Together we're first again.

We're going to be a dominant competitor in North American natural gas.

Here's a look at the combined assets on a percentage basis.

The three pie charts at top show capital employed by business segment.

     o    The first one shows BR alone, 100% in the E&P sector.

     o ConocoPhillips has 61% of their assets in E&P, 31% in refining and marketing, and the rest in midstream, chemicals and other, as you can see.

     o Together, 74% of total assets will be in E&P, so they are strengthening the E&P sector.

The next row show the gas vs. liquids production mix.

     o    BR alone is 68% gas.

     o    ConocoPhillips is close to a mirror image, with 65% liquids.

     o Together, we're more balanced, with a 57-43% liquids to gas split.

In the last row, you see a similar picture in the gas-liquids reserves split.

     o    BR is 69% gas.

     o    ConocoPhillips is 65% liquids.

     o    Together, we're more balanced at 59% liquids and 41% gas.

Now we'll look at some of the synergies of the deal.

That's a word that's tossed around pretty routinely in mergers, and sometimes the synergies really are there, and sometimes they're not.

We believe the new company does offer some real synergies.

First, the cultures of the two companies are similar in terms of -

     o    Cost management

     o    Project execution

     o    Technological excellence

     o    And operational best practices

Second, the deal will enhance the core San Juan Basin position of the two companies.

Finally, there are talented and skilled employees on both sides, and we expect that the excellence of our people will prove very attractive to ConocoPhillips.

To illustrate the point, this is a closer look at the San Juan Basin, where we expect to see significant synergies.

Together, the two companies will have 50% more reserves than we had alone.

Production will be 75% higher.

And total acreage will nearly double.

Look at the map at right, and you'll see how well the acreage of the two companies fits together.

Those of us who've worked in the San Juan Division have long recognized ConocoPhillips as a tough competitor, with good operating practices and a good environmental record.

Now I'll move on to the integration plan.

Bobby and one of our board members - Bill Wade - will join the ConocoPhillips board.

I'll be moving to ConocoPhillips as EVP of North and South America exploration and production, and one of my specific charges will be identifying and retaining key organizational talent. I will give some additional color on my thoughts about that when I go out on the face-to-face tours later today.

Which means convincing BR personnel to join ConocoPhillips.

An integration team has been put together, comprised of those you see listed here.

We're just now beginning the big job of analyzing all the integration issues that must be addressed during the months ahead.

This is the integration timeline as we can best estimate it at this early date. I'll add that this has not been vetted entirely with COP at this time. These are my going-in goals.

By the 16th we plan to launch an intranet site that will serve as a central clearing house for information on the progress of our integration efforts.

In early January we'll begin initial meetings of the integration team.

Next up in January will come the establishment of integration sub-teams, with goals and deadlines set.

By mid-February we intend to complete the upstream asset review and identify a preliminary organizational structure for the combined companies.

By the end of February we intend to fill management positions in the new structure.

In March we'll develop the Day 1 transition plan - what begins happening from the moment that the transition closes.

The next three months will see the implementation of the transition plan.

And sometime during the second quarter, we expect the deal to close.

That's all the slides I have today.

Now, I'd like to address some of the issues that are closer to home.

As I mentioned, a lot of us have been in this position before - of having been acquired.

Some of the most important questions of all are those that are closest to home.

Will I have a job? If so, where? And in what position?

What sort of severance and other benefits will be available if I need them?

We understand that these are precisely the kinds of questions that we're going to have to address.

It's going to be some time before the answers about the new organization and its employment opportunities become apparent.

From my early conversations with ConocoPhillips, I've learned that just like the rest of the industry, they're always looking for good people.

It's a great time to be in the E&P business, and those of us who've been through these sorts of transitions before have learned that things generally do work out, one way or the other.

On the benefits side, we do expect to have some information and answers available in the relative near term. I can assure you that a number of our staff groups will be devoting some serious time to developing this information.

Meanwhile, we have a really big company to keep pointed in the right direction. Between now and the closing we're going to drill a lot of wells, generate a lot of cash flow and pay out a lot of money to both shareholders and employees.

Our collective responsibility to shareholders and to ourselves is to keep generating value every day.

I believe that we'll all find that if we maintain our focus on the job - just like we've done in the past - that the time will pass faster and more productively.

I can promise you that as soon as we have more information, we'll communicate it to you.

We do not have the capability for Q&A on this Webcast, so that is why I will be heading out with teams of execs today to meet with all of you ion face-to-face settings.

Immediately after this webcast, those employees here in Houston are invited to meet in the Cullen Theatre of the Wortham Center where we'll have a question-and-answer session.

Later today, I'll be in Midland for a Q&A session there. Another team of execs will be in Fort Worth for a session this afternoon.

Tomorrow I will host a conference call with our London office and host sessions in Farmington and Calgary.

Please contact your local HR person to get additional details on these meetings.

Thank you, and I'll be talking to you again in the days ahead.

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             CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING
       INFORMATION FOR THE PURPOSE OF "SAFE HARBOR" PROVISIONS OF THE
              PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     Except for the historical and factual information contained herein, the matters set forth in this filing, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "estimates, "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by Burlington Resources shareholders and regulatory agencies, the possibility that the anticipated benefits from the acquisition cannot be fully realized, the possibility that costs or difficulties related to the integration of Burlington Resources operations into ConocoPhillips will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of ConocoPhillips' and Burlington Resources' reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Burlington Resources Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                           ADDITIONAL INFORMATION

     In connection with the proposed transaction, ConocoPhillips will file a Form S-4, Burlington Resources will file a proxy statement and both companies will file other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE FORM S-4 AND THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER. Investors may obtain a free copy of the Form S-4 and the proxy statement (when available) and the other documents free of charge at the website maintained by the SEC at www.sec.gov.

     ConocoPhillips, Burlington Resources and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Burlington Resources' stockholders in connection with the merger. Information about the directors and executive officers of ConocoPhillips and their ownership of ConocoPhillips stock will be set forth in the proxy statement for ConocoPhillips' 2006 Annual Meeting of Stockholders. Information about the directors and executive officers of Burlington Resources and their ownership of Burlington Resources stock is set forth in Burlington Resources' proxy statement for its 2005 annual meeting, which was filed with the SEC on March 10, 2005. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger when they become available.

     Investors should read the Form S-4 and proxy statement carefully when they become available before making any voting or investment decision.